SHORT FORM OF EXPLORATION AND
                              DEVELOPMENT AGREEMENT

     THIS SHORT FORM OF EXPLORATION AND DEVELOPMENT AGREEMENT (the "Short Form") is made and entered into effective as of October 21, 2004 by and among Pediment Gold LLC, a Nevada limited liability company, whose address is 1 East Liberty Street, 6th Floor, Suite 9, Reno, Nevada 89504 ("PGL"), and Placer Dome U.S.
 Inc., a California corporation, whose address for purposes hereof is 1125 17th Street, Suite 2310, Denver, Colorado U.S.A. 80202 ("PDUS").

                                    RECITALS

     A. PDUS is the owner of certain unpatented mining claims in Humboldt County, Nevada, as more particularly described in Exhibit A attached hereto and incorporated by reference (the "Claims"). PDUS's interest in the Claims, together with all water and water rights, easements and rights-of-way, and other appurtenances attached thereto or associated therewith, are collectively referred to hereinafter as the "Property."

     B. PDUS and PGL entered into a letter agreement dated effective October 21, 2004 (the "Agreement"), wherein PDUS granted to PGL the right to explore and develop the Property and, if PGL so desires, the right for PGL to earn a 70% interest in the Property and to enter into a joint venture agreement covering the Property. If PGL acquires that interest, PDUS has the right to re-acquire a majority interest in the Property.

     C. PGL and PDUS desire to enter into this Short Form of Agreement for purposes of placing of record a notice of the Agreement.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Grant of Exploration, Development and Related Rights. PDUS has granted and hereby grants to PGL, for the term of the Agreement, the exclusive right to enter upon and use all or any part of the Property during the Earn-In Period (as defined in the Agreement) for the purposes of determining ore reserves and mineralization, and for purposes of development of valuable minerals from the Property, including the right to enter upon the Property for purposes of surveying, exploring, testing, sampling, trenching, bulk sampling, prospecting and drilling for valuable minerals, and to use and construct buildings, roads, power and communication lines, and to use so much of the surface of the Property in such manner as is necessary to the enjoyment of any of the rights or privileges of PGL hereunder or otherwise reasonably necessary to effect the purposes of the Agreement.

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     2.     Grant  of  Right  to  Acquire an Interest in the Property.  PDUS has
            ---------------------------------------------------------
granted and hereby grants to PGL, during the Earn-In Period, the exclusive right to acquire an undivided 70% interest in the Property upon the completion of certain obligations set forth in the Agreement.

     3.     Grant  of  Right to Enter into Joint Venture Agreement.  In addition
            ------------------------------------------------------
to the rights granted in the Agreement as described in paragraph 2 above, PGL and PDUS have agreed and do hereby agree that, subject to the terms and conditions set forth in the Agreement, upon PGL's acquisition of an undivided 70% interest in the Property they will enter into a Joint Venture Agreement (as described in the Agreement) governing operations at the Property. That Joint Venture Agreement will give PDUS the right to re-acquire a majority interest in the Property.

     4.     Term.  Unless sooner terminated as provided in the Agreement, the
            ----
term of the Agreement (the "Earn-In Period") shall run until such time as PGL timely incurs required minimum amounts of Work Expenditures (as defined in the Agreement) and the parties execute the Joint Venture Agreement, or until sooner terminated as set forth in the Agreement, but in any event not later than October 21, 2010.

     5.     Title  to After-Acquired and Additional Interests.  The Agreement
            -------------------------------------------------
applies and extends to any further or additional right, title, interest or estate heretofore or hereafter acquired by PGL during the Earn-In Period in or to any lands or mineral interests (other than royalty interests) wholly or partially within the exterior boundaries of the Property.

     6.     Successors  and Assigns.  Subject to the provisions of paragraph 7
            -----------------------
below, all of the terms, provisions and conditions of the Agreement and this Short Form are, and shall be, binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     7.     Assignability.  None of the  parties shall have the right to assign
            -------------
its  interest  in the Agreement, other than (i) to an affiliate or a subsidiary,
(ii) in connection with a pledge of assets for financing purposes, or (iii) in connection with a corporate merger or reorganization or a sale of all or substantially all of either party's assets, without the prior written consent of the non-assigning parties, which consent shall not be unreasonably withheld. Any third party to whom any interest in the Agreement or the Property is assigned or conveyed shall agree in writing to be bound by all of the terms and conditions contained in the Agreement.

     8.     Additional  Terms.  The Agreement contains additional clauses and
            -----------------
various other provisions, and reference is made to the Agreement for such other terms and conditions as govern the Agreement, which terms and conditions are by reference made a part hereof. Nothing in this Short Form shall limit or affect the rights and duties of the parties under the Agreement. Requests for information regarding the Agreement should be made to the parties at the addresses set forth above.

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     9.     Counterparts.  This Short Form may be extended in multiple
            ------------
counterparts, and all such counterparts taken together shall be deemed to constitute a single document.

     IN WITNESS WHEREOF, the parties have executed this Short Form of Agreement effective as of October 21, 2004.

                                        PEDIMENT GOLD LLC
                                        a Nevada limited liability company

                                        By:   /s/ Kenneth N. Tullar
                                              ----------------------------------
                                        Name: Kenneth N. Tullar
                                              ----------------------------------
                                        Its:  Manager
                                              ----------------------------------

                                        PLACER DOME U.S. INC.,
                                        a California corporation

                                        By:     /s/ William C. Howald
                                              ----------------------------------
                                        Name:   William C. Howald
                                              ----------------------------------
                                        Its:    Regional Exploration Manager
                                              ----------------------------------

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